UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 13, 2024
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange
6.500% Notes due August 15, 2062	FPRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 13, 2024, Ford Motor Company (“Ford” or the “Company”) entered into a consent order (the “Consent Order”) with the National Highway Traffic Safety Administration (“NHTSA”) to resolve, without an admission of liability, allegations made by NHTSA following its investigation into whether a recall conducted by Ford in 2020 addressing rearview camera performance was timely under NHTSA’s regulations.

The Consent Order includes a $165 million civil penalty, which consists of a $65 million cash payment from Ford, $55 million held in abeyance subject to Ford’s adherence to the terms of the Consent Order, and $45 million that Ford will use to invest in advanced data analytics, a new testing facility, and certain other projects to enhance compliance with NHTSA’s requirements.

In addition, during the term of the Consent Order, Ford has agreed to submit a monthly Safety Evaluation List (“SEL”) to NHTSA and to meet with NHTSA each quarter to review and answer NHTSA’s questions about any of the issues on the SEL. Further, Ford has agreed to hire an independent third party selected by NHTSA to assess the Company’s adherence to the Consent Order and Vehicle Safety Act over the term of the Consent Order and to report on Ford’s progress to NHTSA.

Ford has also committed to review prior recalls over the past three years to ensure that all impacted vehicles were captured. In the event Ford determines that it must add more vehicles to the population, the Company will update the applicable recalls.

The term of the Consent Order is three years, and it may be extended for one additional year at NHTSA’s discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: November 14, 2024	By:	/s/ David J. Witten
David J. Witten
Assistant Secretary